UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2014
VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On June 23, 2014, Volcano Corporation (the “Company”) and Jorge (George) J. Quinoy, the Company’s President, U.S. & APLAC Commercial Sales, mutually agreed to terminate Mr. Quinoy’s employment, effective July 1, 2014, pursuant to a written separation agreement.
(e)
Pursuant to Mr. Quinoy’s separation agreement, and provided that Mr. Quinoy does not revoke his acceptance of the agreement prior to June 30, 2014, in exchange for a general release and certain other covenants the Company has agreed to pay Mr. Quinoy a benefits stipend of approximately $9,393 as well as severance payments in the aggregate amount of $408,365, payable in installments, representing six months’ base salary, a prorated bonus at target compensation through June 2014 and an additional cash payment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt Executive Vice-President, General Counsel, Secretary and Chief Compliance Officer
Dated: June 25, 2014